UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2021

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 N. Irving St.

Allentown, Pennsylvania 18109

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Variable Prepaid Forward Contracts

On September 7, 2021, Jared Isaacman (“Mr. Isaacman”), Chairman and Chief Executive Officer of Shift4 Payments, Inc. (the “Company”), through a wholly-owned special purpose vehicle (the “SPV”), entered into two variable prepaid forward contracts with an unaffiliated dealer (the “Dealer”), one covering approximately 2.18 million shares of the Company’s Class A common stock and the other covering approximately 2.26 million shares of the Company’s Class A common stock. The variable prepaid forward contracts are both scheduled to settle on specified dates in June, July, August and September 2024, at which time the actual number of shares of the Company’s Class A common stock to be delivered by the SPV will be determined based on the price of the Company’s Class A common stock on such dates relative to the forward floor price of approximately $66.42 per share and the forward cap price of approximately $112.09 per share for the contract covering approximately 2.18 million shares of the Company’s Class A common stock, and to the forward floor price of $66.4240 per share and the forward cap price of approximately $120.39 per share for the contract covering approximately 2.26 million shares of the Company’s Class A common stock, with the aggregate number not to exceed approximately 4.44 million shares, which is the aggregate number of shares of Company’s Class B common stock and their associated common units of Shift4 Payments, LLC pledged by the SPV to secure its obligations under the contracts. Subject to certain conditions, the SPV can also elect to settle the variable prepaid forward contracts in cash and thereby retain full ownership of the pledged shares and units.

Mr. Isaacman, through the SPV, entered into the variable prepaid forward contracts in accordance with his family financial plan, to provide current liquidity and continue to make charitable donations while also allowing him to maintain voting and dividend rights in the stock and units, as well as the ability to participate in future stock price appreciation up to the respective forward cap prices, during the term of the contracts and thereafter if the SPV settles the variable prepaid forward contracts in cash. If the SPV were to default on its obligations under the variable prepaid forward contracts and fail to cure such default, the Dealer would have the right to exchange up to approximately 4.44 million common units of Shift4 Payments, LLC pledged by the SPV for up to approximately 4.44 million shares of Company’s Class A common stock, and an equivalent number of Class B common stock will be retired.

The aggregate number of shares covered by the variable prepaid forward contracts described above and by the variable prepaid forward contract that Mr. Issacman entered into with a different unaffiliated dealer through a separate wholly-owned special purpose vehicle on March 16, 2021, represent approximately 7.8% of the Company’s (on an as-converted basis) and 21.1% of Mr. Isaacman’s (on an as-converted basis) total shares of Class A common stock outstanding as of August 2, 2021, respectively. The aggregate pledged Class B common stock under such contracts represents approximately 15.9 % of the Company’s and 21.1% of Mr. Isaacman’s total voting power (including the outstanding Class C common stock) as of August 2, 2021, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT4 PAYMENTS, INC.

Date: September 8, 2021	By:	/s/ Jordan Frankel
Jordan Frankel
General Counsel and Secretary